SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 17, 2005

XEROX CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-4471	16-0468020
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Long Ridge Road

P. O. Box 1600

Stamford, Connecticut 06904-1600

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 968-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On February 17, 2005, Registrant irrevocably tendered its entire equity interest in Integic Corporation (“Integic”), a privately held company, and entered into other agreements related thereto, pursuant to an offer by Northrop Grumman to purchase all outstanding capital stock of Integic. At closing Registrant expects to receive from its sale approximately $96 million in cash. The closing of the sale is subject to the satisfaction or waiver of a number of conditions including regulatory approvals, waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act, and other customary conditions.

Registrant’s investment in Integic is currently accounted for on the equity method and is included in “Investments in affiliates, at equity” in its consolidated balance sheet. The sale is expected to result in a pre-tax gain to Registrant of approximately $92 million ($57 million after-tax or $0.05 per diluted share) upon closing, which is expected to occur in the first half of 2005. Amounts are subject to change based on final closing adjustments, although we do not expect such adjustments to be material.

Registrant’s full-year 2005 earnings per share guidance remains at $0.90 to $1.00 per diluted share as the Integic gain is expected to be offset by charges associated with restructuring initiatives. The company has not yet finalized or committed to these initiatives.

Forward Looking Statements

The words words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “should” and similar expressions, as they relate to Registrant, are intended to identify forward-looking statements. Such statements reflect Registrant’s current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. Registrant does not intend to update these forward-looking statements.

Registrant is making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors, including without limitation those that are included in Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004. Such factors could cause actual results to differ materially from those contemplated by the forward-looking statements and other public statements Registrant makes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this Report to be signed on its behalf by the undersigned duly authorized.

XEROX CORPORATION

By:	/s/ J. Michael Farren
J. Michael Farren Vice President, General Counsel and Corporate Secretary

Date: February 18, 2005